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Exhibit 99.5

CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS

        I hereby consent to the reference to me, Paul M. Anderson, included in or made a part of the Registration Statement on Form S-4 of Duke Energy Holding Corp., and any amendments thereto.

/s/ PAUL M. ANDERSON
Name: Paul M. Anderson

Date: June 30, 2005

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  Exhibit 99.5
CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS